Kramer Levin Naftalis & Frankel llp

                                919 THIRD AVENUE

                            NEW YORK, NY 10022 - 3852

                                                                           Paris
tel  (212) 715-9100                                       47, Avenue Hoche 75008
fax  (212) 715-8000                                      tel  (33-1) 44 09 46 00
                                                         fax  (33-1) 44 09 46 01

                                       December 27, 2004






Total Return U.S. Treasury Fund, Inc.
535 Madison Avenue, 30th Floor
New York, New York  10022

            Re:    Total Return U.S. Treasury Fund, Inc.
                   Post-Effective Amendment No. 23
                   File No. 33-12179; ICA No. 811-5040

Gentlemen:

     We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 23 to Registration Statement No. 33-12179 on Form N-1A.


                                       Very truly yours,


                                       /s/ Kramer Levin Naftalis & Frankel LLP




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